                                                                     Exhibit 3.1

                           THE COMPANIES LAW (REVISED)
                            COMPANY LIMITED BY SHARES

                              AMENDED AND RESTATED
                            MEMORANDUM OF ASSOCIATION

                                       OF

                       CHINA NEPSTAR CHAIN DRUGSTORE LTD.

        (adopted by way of Special Resolution passed on October 6, 2004)

1.   The name of the Company is China Nepstar Chain Drugstore Ltd.

2. The Registered Office of the Company shall be at the offices of Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, George Town, Grand Cayman, British West Indies.

3. Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and shall include, but without limitation:

     (a) to act and to perform all the functions of a holding company in all its branches and to coordinate the policy and administration of any subsidiary company or companies wherever incorporated or carrying on business or of any group of companies of which the Company or any subsidiary company is a member or which are in any manner controlled directly or indirectly by the Company; and

     (b) to act as an investment company and for that purpose to acquire and hold upon any terms and, either in the name of the Company or that of any nominee, shares, stock, debentures, debenture stock, annuities, notes, mortgages, bonds, obligations and securities, foreign exchange, foreign currency deposits and commodities, issued or guaranteed by any company wherever incorporated or carrying on business, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or in any other manner and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise and to subscribe for the same, whether conditionally or absolutely, and to hold the same with a view to investment, but with the power to vary any investments, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may be from time to time determined.

4. Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Law (Revised).

5. Nothing in this Memorandum shall permit the Company to carry on a business for which a license is required under the laws of the Cayman Islands unless duly licensed.

6. If the Company is exempted, it shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7. The liability of each member is limited to the amount from time to time unpaid on such member's shares.

8. The authorized capital of the Company is US$36,000 divided into the following classes and series of shares:

     (a) 240,000,000 shares in one series of US$0.0001 par value, to be designated "COMMON SHARES";

     (b) 120,000,000 preferred shares of US$0.0001 par value, of which 75,000,000 shall be designated "SERIES A-1 PREFERRED SHARES" and 45,000,000 shall be designated "SERIES A-2 PREFERRED SHARES";

     each with power for the Company to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (Revised) and the Articles of Association.

   THE COMPANIES LAW (REVISED) COMPANY LIMITED BY SHARES AMENDED AND

                                    RESTATED

          ARTICLES OF ASSOCIATION OF CHINA NEPSTAR CHAIN DRUGSTORE LTD.

        (Adopted by way of special resolution passed on October 6, 2004)

                             COMPANIES LAW (REVISED)

                            COMPANY LIMITED BY SHARES

                  AMENDED AND RESTATED ARTICLES OF ASSOCIATION

                                       OF

                       CHINA NEPSTAR CHAIN DRUGSTORE LTD.

        (ADOPTED BY WAY OF SPECIAL RESOLUTION PASSED ON OCTOBER 6, 2004)

1.   Table A

The regulations in Table A in the Schedule to the Companies Law (Revised) do not apply to the Company.

2.   Interpretation

     (1) In these Articles, where the context permits:

          "Accounting Principles" shall mean International Financial Reporting Standards as promulgated from time to time by the IASB (including, without limitation, standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions thereof), together with the IASB's pronouncements thereon from time to time;

          "Affiliate" means, with respect to any given person, a person that Controls, is Controlled by, or is under common Control with the given person;

          "Alternate Director" means an alternate Director appointed in accordance with these Articles;

          "Articles" means these Articles of Association, as altered from time to time;

          "Auditors" means the auditors for the time being of the Company and includes any person or partnership;

          "Base Price", with respect to any Series A-1 Preferred Share, has the meaning ascribed thereto in Annex A and, with respect to any Series A-2 Preferred Share, has the meaning ascribed thereto in Annex B;

          "Board" means the Board of Directors appointed or elected pursuant to these Articles and acting by resolution in accordance with the Law and these Articles or the Directors present at a meeting of Directors at which there is a quorum;

          "class meeting" means a separate meeting of the members of a class or series of shares;

          "Common Shares" means the Common Shares referred to in the Memorandum of Association;

          "Common Share Equivalents" means warrants, options and rights exercisable for Common Shares and instruments convertible or exchangeable for Common Shares.

          "Company" means the company for which these Articles are approved and confirmed;

          "Competitor" means, as of any given time, any person (i) whose main line of business at such time is the operation of pharmaceutical retail stores and (ii) who enjoys at such time, whether individually or through an Affiliate, more than a 20% interest in the equity or proceeds in or from an enterprise (whether in the form of a limited liability company, joint stock company, joint venture, partnership, cooperative arrangement, enterprise, trust, unincorporated organization or any other entity or organization) operating pharmaceutical retail stores in the People's Republic of China;

          "Constitutional Documents" means, with respect to any person, the Certificate of Incorporation, Memorandum of Association, Articles of Association, joint venture agreement, or similar constitutive documents for such person;

          "Control" means, when used with respect to any person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing;

          "Director" means a director, including a sole director, for the time being of the Company and shall include an Alternate Director;

          "Earnout Warrants" means those certain warrants issued by the Company pursuant to the Securities Purchase Agreement and any succeeding warrant of like tenor issued pursuant to any Earnout Warrant;

          "Equity Securities" means any Common Shares or Common Share

          Equivalents;

          "EBIT" means, with reference to any year, net income (or net loss) for such year, less any amount credited in arriving at such net income amount in respect of any extraordinary gain, plus the sum of all amounts deducted in arriving at such net income amount in respect of
          (i) interest charges (net of interest income) accrued on any indebtedness for borrowed money at the rates applicable to such indebtedness for such year and (ii) Taxes accrued for such year, all as computed for the Company and the Group Companies on a consolidated basis in accordance with the Accounting Principles and as certified by the Auditors;

          "EBIT Realization" means, with reference to any year, such percentage as equals the ratio of EBIT for such year to RMB30,000,000;

          "EBITDA" means, with reference to any year, net income (or net loss) for such year, less any amount credited in arriving at such net income amount in respect of any extraordinary gain, plus the sum of all amounts deducted in arriving at such net income amount in respect of
          (i) interest charges (net of interest income) accrued on any indebtedness for borrowed money at the rates applicable to such indebtedness for such year, (ii) depreciation of fixed assets and amortization of intangible assets for such year, and (iii) Taxes accrued for such year, all as computed for the Company and the Group Companies on a consolidated basis in accordance with the Accounting Principles and as certified by the Auditors;

          "EBITDA Realization" means, with reference to any year, such percentage as equals the ratio of EBITDA for such year to RMB80,000,000;

          "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise;

          "Government Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government;

          "Group Company" means any person that is not a natural person and that is Controlled by the Company;

          "IASB" means the International Accounting Standards Board;

          "Investors' Rights Agreement" means that Investors' Rights Agreement to be entered into on or around the date hereof, among the Company and certain subscribers to the Series A Preferred Shares, as the same may be amended from time to time;

          "IPO" means a firm-commitment underwritten initial public offering of the Company's Common Shares on the New York Stock Exchange, the Nasdaq Stock Market's National Market System, the Main Board of the Hong Kong Stock Exchange or any other exchange of the recognized international reputation and standing duly approved by the Company's Board of Directors;

          "Law" means the Companies Law (Revised) of the Cayman Islands and every modification or reenactment thereof for the time being in force;

          "Liabilities" means, with respect to any person, liabilities owing by such person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due;

          "Member" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

          "Memorandum of Association" means the Memorandum of Association of the Company, as altered from time to time;

          "Milestone Warrant" means that certain warrant, dated the date of the Securities Purchase Agreement, granted by the Company to China Neptunus Drugstore Holding Ltd.;

          "Net Revenue" means, with respect to any year, revenues for such year, exclusive of any value-added Tax, less any returns, discounts or allowances for such year, all as computed for the Company and the Group Companies on a consolidated basis in accordance with the Accounting Principles and as certified by the Auditors;

          "Net Revenue Realization" means, with reference to any year, such percentage as equals the ratio of Net Revenue for such year to RMB1,320,000,000;

          "notice" means written notice as further defined in these Articles, unless otherwise specifically stated;

          "Officer" means any person appointed by the Board to hold an office in the Company;

          "ordinary resolution" means a resolution passed at a general meeting (or, if so specified, a class meeting) of the Company by a simple majority of the votes cast, or a written resolution;

          "paid-up" means paid-up or credited as paid-up;

          "Preferred Shares" means the Series A-1 Preferred Shares and the Series A-2 Preferred Shares, together with such future classes or series of preferred shares as may be designated in the Company's Memorandum of Association;

          "Qualified IPO" means an IPO that values the Company at no less than US$250,000,000 immediately prior to the IPO and that results in aggregate proceeds to the Company of US$50,000,000, net of Selling Expenses;

          "Redemption Agreement" means that certain Redemption Agreement, to be entered into on or around the date hereof, among the Company, Ankeen Enterprises Limited, China Neptunus Drugstore Holding Ltd., China Star Chain Ltd. and certain subscribers to the Series A Preferred Shares, as the same may be amended from time to time;

          "Register of Directors and Officers" means the register of Directors and Officers referred to in these Articles;

          "Register of Members" means the register of members of the Company;

          "Registered Office" means the registered office for the time being of the Company;

          "Selling Expenses" means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale; "Seal" means the common seal or any official or duplicate seal of the Company;

          "Secretary" means the person appointed to perform any or all duties of secretary and includes any deputy or assistant secretary;

          "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated October 6, 2004, among the Company, Shenzhen Neptunus Group Corporation, Ankeen Enterprises Limited, certain Group Companies, GS Capital Partners 2000, L.P., and certain investors, as the same may be amended from time to time;

          "Series A Director" means any director elected to the Board by the holders of Series A Shares voting as a class pursuant to Article 12(1) and to the exclusion of any other series or class of shares;

          "Series A Preferred Shares" means the Series A-1 Preferred Shares and the

          Series A-2 Preferred Shares;

          "Series A-1 Preferred Shares" means the Series A-1 Preferred Shares referred to in the Memorandum of Association;

          "Series A-2 Preferred Shares" means the Series A-2 Preferred Shares referred to in the Memorandum of Association;

          "share" includes a fraction of a share;

          "Share Restriction Agreement" means that Share Restriction Agreement, dated October 6, 2004, among the Company, China Neptunus Drugstore Ltd., China Star Chain Ltd. and certain subscribers to the Series A Preferred Shares, as the same may be amended from time to time;

          "special resolution" means a resolution passed at a general meeting (or, if so specified, a class meeting) of the Company by a majority of not less than two-thirds of the votes cast, as provided in the Law, or adopted in a written resolution;

          "Taxes" means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Government Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any loss or Tax Liability incurred in connection with the determination, settlement or litigation of any Liability arising therefrom;

          "Tax Returns" means any tax return, declaration, reports, estimates, claim for refund, claim for extension, information returns, or statements relating to Taxes, including any schedule or attachment thereto;

          "True-up Subscription Agreement" means that certain Subscription Agreement, dated on or around the date hereof, between the Company and China Neptunus Drugstore Holding Ltd.;

          "Tranche One Closing" has the meaning ascribed thereto in Securities Purchase Agreement;

          "year" means calendar year;

     (2) In these Articles, where not inconsistent with the context, (i) words denoting the plural number include the singular number and vice versa; (ii) words denoting the masculine gender include the feminine gender and vice versa;
(iii) words importing persons include companies or associations or bodies of persons, corporate or not; (iv) the word "may" shall be construed as permissive; the word "shall" shall be construed as imperative; and (v) reference to a statutory provision shall be deemed to include any amendment or re-enactment thereof.

     (3) Subject as aforesaid, words defined or used in the Law have the same meaning in these Articles.

     (4) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing lithography, photography and other modes of representing words in a visible form.

     (5) The headings in these Articles are for ease of reference only and shall not affect the construction or interpretation of these Articles.

                               BOARD OF DIRECTORS

3.   Board of Directors

The business of the Company shall be managed and conducted by the Board.

4.   Management of the Company

     (1) In managing and conducting the business of the Company, the Board may exercise all such powers of the Company as are not inconsistent with the requirements of applicable law, these Articles, the rights and powers of any class or series of Preferred Shares and such regulations as may be prescribed by the Company from time to time in general meeting.

     (2) No regulation or alteration to these Articles or the rights and powers of any class or series of Preferred Shares shall invalidate any prior act of the Board which would have been valid if such regulation or alteration had not been made.

     (3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

5.   Power to authorize specific actions

So long as not inconsistent with any requirement under these Articles or the rights and powers of any class or series of Preferred Shares, the Board may, from time to time and at any time, authorize any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and, in connection therewith, to execute any agreement, document or instrument on behalf of the Company.

6.   Power to appoint attorney

The Board may, from time to time and at any time, by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorized under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

7.   Power to delegate to a committee

Subject to Article 43(2) and the rights and powers of any class or series of Preferred Shares, the Board may delegate its powers to a committee appointed by the Board, and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or regulations made by the Board for this purpose, the meetings and proceedings of such committees shall be governed by the provisions of these Articles covering the meetings and proceedings of the Directors, including provisions for written resolutions.

8.   Power to appoint and dismiss employees

Subject to Article 43(2) and the rights and powers of any class or series of Preferred Shares, the Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

9.   Power to borrow and charge property

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof and, so long as consistent with any requirements under these Articles and the rights and powers of any class or series of Preferred Shares, may issue debentures, debenture stock and other securities, whether outright or as security for any debt, liability or obligation of the Company or any third party.

10.  Exercise of power to purchase shares of the Company

     (1) Subject to the Law, Article 43(2) and the rights and powers of any class or series of Preferred Shares, the Company is hereby authorized to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member.

     (2) Subject to the Law, Article 43(2) and the rights and powers of any class or series of Preferred Shares, the Company may purchase all or any part of its own shares. Shares purchased by the Company shall be cancelled and shall cease to confer any right or privilege on the Member from whom the shares are purchased.

     (3) The Company is hereby authorized to make payments in respect of the redemption of its shares out of capital or out of any other account or fund which can be authorized for this purpose in accordance with the Law.

     (4) Unless fixed by Memorandum of Association and subject to Article 43(2) and the rights and powers of any class or series of Preferred Shares, the redemption price of a redeemable share, or the method of calculation thereof, shall be fixed by the Board at or before the time of issue.

     (5) Every share certificate representing a redeemable share shall indicate that the share is redeemable.

     (6) In the case of shares redeemable at the option of a Member, a redemption notice from a Member may not be revoked without the approval of the Board or, in the case of Preferred Shares, as otherwise provided according to the rights and powers of that class or series of Preferred Shares.

     (7) At the time or in the circumstances specified for redemption, the redeemed shares shall be cancelled and shall cease to confer on the relevant Member any right or privilege, without prejudice to the right to receive the redemption price, which price shall become payable so soon as it can with due dispatch be calculated, but subject to surrender of the relevant share certificate for cancellation (and reissue in respect of the balance of any shares not redeemed, if any).

     (8) Subject to Article 43(2) and the rights and powers of any class or series of Preferred Shares, the redemption price may be paid in any manner authorized by these Articles for the payment of dividends.

     (9) A delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty (30) days, subject to the rights and powers of any class or series of Preferred Shares, interest shall be paid for the period from the due date until actual payment at a rate which the Board, after due enquiry, estimates to be representative of the rates being offered by class A banks in the Cayman Islands for thirty day deposits in the same currency.

     (10) The Board may exercise as it deems fit the powers conferred on the Company by Section 37(5) of the Law (payment out of capital) but only if and to the extent that the redemption could not otherwise be made (or not without making a fresh issue of shares for this purpose).

     (11) Subject as aforesaid and subject to Article 43(2) and to the rights and powers of any class or series of Preferred Shares, the Board may determine, as it deems fit all questions that may arise concerning the manner in which the redemption of the shares shall or may be effected.

     (12) No share may be redeemed unless it is fully paid-up.

11.  Continuation

Subject to the provisions of the Memorandum of Association, Article 43(2) and the rights and powers of any class or series of Preferred Shares, the Board may exercise all the powers of the Company to continue the Company to a named country or jurisdiction outside the Cayman Islands pursuant to Section 226 of the Law.

12.  Election of Directors

     (1) The Board shall consist of five (5) Directors, excluding Alternate Directors.

     (a) Subject to Article 12(1)(b) below: (i) for so long as any Series A Preferred Shares remain outstanding, the holders of a majority in voting power of the Series A Preferred Shares, voting as a class and to the exclusion of any other series or class of shares, shall be entitled to elect Directors from time to time to occupy two of the five positions on the Board, to remove any Directors occupying such positions and to fill any vacancy caused by the resignation, death or removal of Directors occupying such positions; (ii) the holders of a majority in voting power of the Common Shares, voting as a class and to the exclusion of any other series or class of shares, shall be entitled to elect Directors from time to time to occupy two of the five positions on the Board, to remove any Directors occupying such positions and to fill any vacancy caused by the resignation, death or removal of Directors occupying such positions; and (iii) the holders of a majority in voting power of the Company's shares (any series or class of shares to vote together with the Common Shares and not as a separate class or series) shall be entitled to elect Directors from time to time to occupy the balance of any positions on the Board, to remove any Directors occupying such positions and to fill any vacancy caused by the resignation, death or removal of Directors occupying such positions;

     (b) From the occurrence of a Work-Out Trigger, (i) for so long as any Series A Preferred Shares remain outstanding, the holders of the Common Shares shall have no right to vote such shares in respect of the election or removal of Directors to or from the Board, and the holders of a majority in voting power of the Series A Preferred Shares, voting as a class and to the exclusion of any other series or class of shares, shall have the sole right to elect Directors from time to time to occupy any positions on the Board, to remove any Directors occupying such positions and to fill any vacancy caused by the resignation, death or removal of Directors occupying such positions and (ii) from such time as no Series A Preferred Shares remain outstanding, the holders of a majority in voting power of the Company's shares (any series or class of shares to vote together with the Common Shares and not as a separate class or series) shall be entitled to elect Directors from time to time to occupy any positions on the Board, to remove any Directors occupying such positions and to fill any vacancy caused by the resignation, death or removal of Directors occupying such positions.

     (c) For purposes of this Article, a "Work-Out Trigger" shall be deemed to have occurred in any of the following events: (i) the average of Net Revenue Realization, EBITDA Realization and EBIT Realization, as certified by the Auditors for the year ending December 31, 2005, is less than 70%; (ii) the Auditors shall have failed to certify Net Revenue Realization, EBITDA Realization and EBIT Realization for the year ending December 31, 2005 within ninety (90) days after the end of such year or (iii) the Company shall fail to timely pay any amount that shall become due and payable under the Redemption Agreement in respect of the repurchase of Series A Preferred Shares.

     (2) There shall be no shareholding qualification for Directors.

     (3) The Company shall take all steps as are necessary to cause the provisions of this Article 12 to apply mutatis mutandis to the determination of the composition of the board of directors of any Group Company, including, without limitation, taking such steps as are necessary so that the holders of a majority in voting power of the Series A Preferred Shares, voting separately as a class and to the exclusion of any other series or class of shares, shall control the appointment, removal and replacement of individuals occupying such number of positions on the board of directors of any Group Company as correspond to the number of positions with respect to which such holders of Series A Preferred Shares exercise similar rights on the Company's Board.

13.  Defects in appointment of Directors

     All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.  Alternate Directors and Proxies

     (1) A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.

     (2) The appointment of an Alternate Director shall terminate on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director.

     (3) An Alternate Director shall be entitled to receive notices of meetings of the Board and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all the functions of his appointor as a Director; and for the purposes of the proceedings at such meeting these Articles shall apply as if he (instead of his appointor) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

     (4) If an Alternate Director is himself a Director or attends a meeting of the Board as the Alternate Director of more than one Director, his voting rights shall be cumulative.

     (5) Unless the Directors determine otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Board on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Board.

     (6) Save as provided in these Articles, an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

     (7) A Director who is not present at a meeting of the Board, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by members shall apply equally to the appointment of proxies by Directors.

15.  Vacancies on the Board

     (1) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Articles as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act solely for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

     (2) The office of Director shall be vacated if the Director:

     (a) is removed from office pursuant to these Articles or is prohibited from being a Director by law;

     (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

     (c) is or becomes of unsound mind, or an order for his detention is made under the Mental Health Law or any analogous law of a jurisdiction outside the Cayman Islands or dies; or

     (d) resigns his or her office by notice in writing to the Company.

16.  Notice of meetings of the Board


     (1) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

     (2) Notice of a meeting of the Board, which notice must be accompanied by a detailed agenda of the items scheduled for discussion as such meeting, must be duly given to each Director no less than ten (10) days prior to such meeting.

     (3) Notice of a meeting of the Board shall be deemed to be duly given to a Director only if it is communicated in writing and delivered to such Director personally or sent to such Director by post, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose.

     (4) A meeting of the Board shall, notwithstanding that it is called by shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by all the Directors entitled to attend and vote thereat.

17.  Quorum at meetings of the Board


No business shall be transacted at any general meeting of the Company unless a quorum is present. A quorum for the transaction of business at any meeting of the Board shall be constituted for so long as at least four (4) Directors shall be present at such meeting.

18.  Meetings of the Board

     (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit provided that

          (a) At least one meeting of the Board shall be held each year in any part of the world as may be determined by the Board; and

          (b) (i) for the first six calendar months following the date of the Tranche One Closing, the Board shall meet at least once a month,
               (ii) following such initial six-month period, for the six calendar months immediately succeeding, the Board shall meet at least once every two months, and (iii) thereafter, the Board shall meet at least once every calendar quarter.

     (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and for so long as such participation shall continue, it shall constitute presence in person at such meeting.

     (3) A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

19.  Unanimous written resolutions

     A resolution in writing signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Article, "Director" shall not include an Alternate Director.

20.  Contracts and disclosure of Directors' interests

     (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company, and such Director or such Director's firm, partner or such company, shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorize a Director or Director's firm, partner or such company to act as Auditors of the Company.

     (2) No person shall be disqualified from the office of Director or Alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or Alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established, and a Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED, however, that such proposed contract or transaction shall have been duly approved in resolution adopted pursuant to Article 43(2) and the nature and extent of the interest of any Director or alternate Director in any such proposed contract or transaction shall have been disclosed by him or his Alternate Director in writing to the Members prior to any vote on such resolution.

21.  Remuneration of Directors; D&O Insurance

     (1) The remuneration (if any) of the Directors, subject to any direction that may be given by the Company in general meeting, shall be as determined by the Board from time to time and shall be deemed to accrue from day to day. Each Director shall be paid all travel, hotel and other expenses properly incurred by such Director in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or such Director's duties generally where requiring travel to a city or country in which such Director is not generally resident.

     (2) The Company shall maintain appropriate Directors and Officers insurance with respect to the Directors.

22.  Group Company Boards of Directors.

The Company shall take all steps as are necessary to cause the provisions of
Article 15, Article 16, Article 17, Article 18(2), Article 18(3), Article 19,
Article 20 and Article 21 to apply mutatis mutandis with respect to operation of the board of directors of any Group Company, including, without limitation, causing the amendment of the Constitutional Documents for any Group Company if necessary.

                                    OFFICERS

23.  Officers of the Company

Subject to Article 43(2) and the rights and powers of any class or series of Preferred Shares, the Officers of the Company shall consist of a Chairman and a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Articles. The Chairman shall be appointed from among the Directors.

24.  Remuneration of Officers

The Officers shall receive such remuneration as the Board may from time to time determine.

25.  Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

26.  Chairman of meetings

Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members and of the Board at which such person is present. In his absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

27.  Register of Directors and Officers of the Company

     (1) The Board shall cause to be kept in one or more books at its registered office a Register of Directors and Officers in accordance with the Law and shall enter therein the following particulars with respect to each Director and
Officer: first name, surname and address.

     (2) The Board shall, within the period of thirty (30) days from the occurrence of any change among its Directors and Officers or any change in the particulars contained in the Register of Directors and Officers, cause to be entered on the Register of Directors and

Officers of the Company the particulars of such change and the date on which such change occurred, and shall notify the Registrar of Companies of any such change that takes place.

28.  Register of mortgages and charges

     (1) The Directors shall cause to be kept the register of mortgages and charges required by the Law.

     (2) The Register of mortgages and charges shall be open to inspection at the office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection.

                                     MINUTES

29.  Obligations of Board to keep minutes

The Directors shall cause minutes to be duly entered in books provided for the purpose: appointed by the Board.

     (a)  of all elections and appointments of Officers;

     (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

     (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

                                    INDEMNITY

30.  Indemnification of Directors and Officers of the Company

     (1) The Directors and Officers of the Company and any trustee for the time being acting in relation to any of the affairs of the Company, and every former director, officer or trustee and their respective heirs, executors, administrators and personal representatives (each of such persons being referred to in this Article as an "indemnified party"), shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duties in their respective offices or trusts, except any which an indemnified party shall incur or sustain by or through his own willful neglect or default or fraud; no indemnified party shall be answerable for the acts, omissions, neglects or defaults of any other Director, Officer or trustee, or for joining in any receipt for the sake of conformity, or for the solvency or honesty of any banker or other persons with whom any moneys or effects belonging to the Company may be lodged or deposited for safe custody, or for any insufficiency of any security upon which any monies of the Company may be invested, or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or default of such indemnified party.

     (2) The Company shall take all steps as are necessary to cause the indemnification provisions of this Article 30 to apply mutatis mutandis with respect to the indemnification by any Group Company of its directors and officers, every former director or officer of such Group Company and their respective heirs, executors, administrators and personal representatives, including, without limitation, causing the amendment of the Constitutional Documents for such Group Company if necessary.

31.  Waiver of claim by Member

Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Series A Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company PROVIDED that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director.

                                    MEETINGS

32.  Notice of annual general meeting

     (1) The Company shall in each year hold a general meeting as its annual general meeting.

     (2) The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the Chairman, or any two Directors, or the Board shall appoint. At least fourteen (14) days notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held and, if different, the record date for determining members entitled to attend and vote at the general meeting, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

33.  Notice of extraordinary general meeting

     (1) General meetings other than annual general meetings shall be called "extraordinary general meetings".

     (2) The Chairman, or any two Directors, or the Board may convene an extraordinary general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than ten (10) days' notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

34.  Accidental omission of notice of general meeting

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

35.  Meeting called on requisition of Members

     (1) Notwithstanding anything to the contrary herein, the Board shall, on the requisition of Members holding, at the date of the deposit of the requisition, paid-up share capital of the Company representing not less than five percent (5%) of votes that would be entitled to be cast at a general meeting of the Company, forthwith proceed to convene a extraordinary general meeting of the Company. To be effective, the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Registered Office. The requisition may consist of several documents in like form each signed by one or more requisitionists.

     (2) If the Directors do not, within 21 days from the date of the requisition, duly proceed to call an extraordinary general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting; but any meeting so called shall not be held more than ninety (90) days after the requisition. An extraordinary general meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Directors.

36.  Short notice

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by all the Members entitled to attend and vote thereat in the case of an annual general meeting, or in the case of an extraordinary general meeting, by Members holding shares representing 85% in voting power of all shares entitled to vote thereat.

37.  Postponement of meetings

The Board may postpone any general meeting called in accordance with the provisions of these Articles provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Articles.

38.  Quorum for general meeting

No business shall be transacted at any general meeting of the Company unless a quorum is present. At any general meeting of the Company, a quorum for the transaction of business shall be constituted by the presence throughout the meeting, whether in person or by proxy, of Members holding shares in the Company representing more than fifty percent of the voting power of the then issued and outstanding shares of the Company, which Members shall include Members holding such number of Series A Preferred Shares as represent at least fifty percent in voting power of the then issued and outstanding Series A Preferred Shares. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine.

39.  Adjournment of meetings

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned for lack of a quorum, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Articles.

40.  Attendance at meetings

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

41.  Written resolutions

     (1) Anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

     (2) A resolution in writing may be signed by, or in the case of a Member that is a corporation, whether or not a company within the meaning of the Law, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

     (3) For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation, whether or not a company within the meaning of the Law, on behalf of, the last Member to sign, and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

     (4) A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favor of a resolution shall be construed accordingly.

     (5) A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

42.  Attendance of Directors

     The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

43.  Voting at meetings

     (1) Subject to the provisions of the Law and except as otherwise provided in these Articles or pursuant to the rights and privileges of any class or series of Preferred Shares, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Articles, and in the case of an equality of votes, the resolution shall fail.

     (2) Notwithstanding anything to the contrary in these Articles (other than Article 43(3)) or the Constitutional Documents of any Group Company, the Company shall not take, and shall not permit any Group Company to take, any of the actions described below unless approved in a resolution adopted by the affirmative vote of (or consented to in writing by) Members holding more than fifty percent (50%) in voting power of the Series A Preferred Shares then issued and outstanding:

     (a) A material change to the objectives and principal business of the Company or any Group Company outside the retailing of pharmaceuticals.

     (b) Any change in the number of directors permitted to serve on the board of directors of the Company or any Group Company.

     (c) The winding up, dissolution or liquidation of any of the Company or the Group Companies.

     (d) The issuance, sale, offer to sell, redemption or acquisition by the Company or any Group Company of any equity interest therein or equity derivatives, including any options, warrants or other interests representing, or convertible into, an equity interest therein or a right to obtain an equity interest therein or rights equivalent thereto, except: (i) securities issued upon conversion of the Series A Preferred Shares; (ii) securities to be issued under the Securities Purchase Agreement; (iii) securities issued pursuant to any Earnout Warrant; (iv) securities issued pursuant to the Milestone Warrant; (v) securities issued under the True-Up Subscription Agreement; or (vi) the repurchase of Series A Preferred Shares pursuant to the Redemption Agreement.

     (e) The payment or declaration of a distribution or dividend with respect to any of the share capital of the Company or any Group Company except for (i) any redemption of the Series A Preferred Shares pursuant to the Redemption Agreement, (ii) any distribution payable with respect to the Series A Preferred Shares upon conversion thereof, whether in the way of payment for fractional shares or otherwise; or (iii) any distribution or dividend with respect to which the sole recipient of any proceeds therefrom will be the Company or any Group Company.

     (f) The alteration or re-organization of the share capital of the Company or any Group Company, including, without limitation, any increase, reduction or cancellation of authorized share capital or any consolidation, subdivision or conversion of, or any alteration of the rights in respect of, any share capital.

     (g) Except as specifically contemplated in the Securities Purchase Agreement and the ancillary documents thereto, the entry into any transaction or series of transactions between (or the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) (i) which is between, the Company or any Group Company, on the one hand, and the holder of any equity interest in the Company or any Group Company (other than with respect to any equity interest held therein by the Company or another Group Company), or any director, officer or employee of the Company or any Group Company, or any director, officer or employee of the Company's affiliates, on the other hand, and (ii) which is not in the ordinary course of business or for which the aggregate value exceeds the equivalent of RMB1,000,000.

     (h) The adoption of the annual budget and operating plan for each of the Company and the Group Companies.

     (i) The selection of, and any change in, the Company's Auditors or the auditors for any Group Company.

     (j) The selection of, and any change in, any person retained by the Company or any Group Company (other than employees hired thereby in the ordinary course) to provide Tax advisory services thereto or to assist in the preparation of Tax Returns therefore.

     (k) Any significant change in the accounting principles of the Company or any Group Company, except as required by applicable laws or regulations.

     (l) The timing and circumstances of any proposed initial public offering by the Company or any Group Company other than a Qualified IPO.

     (m) The sale, transfer, lease, assignment, parting with or disposal by the Company or any Group Company, whether directly or indirectly, of all or substantially all of the property, assets or revenues of the Company or such Group Company except as required by the Redemption Agreement.

     (n) The merger, consolidation, reorganization, or amalgamation of the Company or any Group Company with or into any other person or any scheme of arrangement or other business combination with or into any other person

     (o) The purchase or other acquisition by any of the Company or the Group Companies, or any combination of the foregoing, of another person or all (or substantially all) of the business and/or assets of another person.

     (p) The adoption of any amendment to the Constitutional Documents of the Company or any Group Company.

     (q) The appointment or removal of any senior member of management for any of the Company or the Group Companies, including, without limitation, the chief executive officer, chief financial officer or chief operating officer of the Company or any Group Company.

     (r) As among all the employees of the Company and the Group Companies, any increase in the compensation of any of the five most highly compensated employees by more than 15% in any twelve-month period, whether in the form of cash shares, options or other cash or non-cash consideration.

     (s) Any capital commitment on the part of any of the Company or the Group Companies, or any combination of the foregoing (i) in excess of RMBY5,000,000 where incurred in a single transaction or a series of related transactions or (ii) in excess of RMBY15,000,000 where taken together with all other capital commitments undertaken by the Company and the Group Companies within the immediately preceding twelve-month period.

     (t) Any borrowing by any of the Company or the Group Companies, or any combination of the foregoing, whether in a single transaction or a series of related transactions, which exceeds the equivalent of RMBY5,000,000. For purposes of this paragraph, "borrowing" shall include money raised in any transaction or series of related transactions on acceptances or deposits or by discounting, factoring, finance leases, hire purchase, sale and lease-back, sale and repurchase and any other financing arrangements which are intended to achieve the same or substantially similar commercial effect.

     (u) The creation of any mortgage, charge, pledge, lien or other encumbrance with respect to assets of any of the Company or the Group Companies other than in the ordinary course of business or as imposed by operation of law.

     (v) The giving of any guarantee or indemnity in excess of the equivalent of RMB1,000,000 by any of the Company or the Group Companies, or any combination of the foregoing.

     (w) The commencement or settlement of litigation involving the Company or any Group Company.

     (x) The formation of any committee of the Board of Directors of the Company or any Group Company and any changes to the powers granted to any such committee.

     (y) The entry into any transaction or series of related transactions pursuant to which the Company, directly or indirectly, gives up Control over any Group Company.

     (z) The establishment of any new Group Company or Subsidiary by, or entry into any joint venture, by any of the Company or the Group Companies.

     (aa) The re-domestication, continuance or removal of the Company or any Group Company to any other jurisdiction of Directors of any of the Company or the Group Companies.

     (bb) The prescription of any regulation in general meeting that would limit the powers of the Board of Directors of any of the Company or the Group Companies.

     (cc) The entry into any transaction or series of related transactions by any of the Company or the Group Companies, or by any combination of the foregoing, which has as an objective and/or the effect of securing a tax benefit therefor.

     (dd) The tax-motivated restructuring of any of the Company or the Group Companies, or of any combination of the foregoing, or of the business, operations or practices thereof.

     (3)  The rights of the Series A Preferred Shares under Article 43(2)(d),
          Article 43(2)(h), Article 43(2)(l), Article 43(2)(o), Article 43(2)(q), Article 43(2)(r), Article 43(2)(s), Article 43(2)(t),
          Article 43(2)(u), Article 43(2)(v), Article 43(2)(w) and Article 43(2)(z) shall terminate at such time as holders of the Series A Preferred Shares that qualify as Competitors shall hold aggregate Equity Securities representing a majority in voting power of the Equity Security then held by all holders of Series A Preferred Shares.

     (4) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

44. Voting on show of hands

Subject to the rights and privileges of any class or series of Preferred Shares and except as otherwise required by these Articles, at any general meeting, a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

45. Decision of chairman

At any general meeting, a declaration by the chairman of the meeting that a question proposed for consideration has on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Articles, be conclusive evidence of that fact.

46. Demand for a poll

     (1) Notwithstanding the provisions of the immediately preceding two Articles, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Articles), a poll may be demanded by the Chairman or at least one Member.

     (2) Where, in accordance with the provisions of paragraph (1) of this Article, a poll is demanded, subject to the rights and privileges of any class or series of Preferred Shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy, and such vote shall be counted in the manner set out in paragraph (4) of this Article or, in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may reasonably determine and direct, and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

     (3) A poll demanded in accordance with the provisions of paragraph (1) of this Article, for the purpose of electing a chairman or on a question of adjournment, shall be taken forthwith, and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairman may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     (4) Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper, on which such person shall record his or her vote in such manner as shall be determined at the meeting, having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered Member in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy Members appointed by the chairman for the purpose, and the result of the poll shall be declared by the chairman.

47. Seniority of joint holders voting

In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

48. Instrument of proxy

The instrument appointing a proxy shall be in writing in the form, or as near thereto as circumstances admit, of Form "A" in the Schedules hereto, under the hand of the appointor or of the appointor's attorney duly authorized in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorized officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

49. Representation of corporations at meetings

A corporation which is a Member may, by written instrument, authorize such person as it thinks fit to act as its representative at any meeting of the Members, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks reasonably fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

                            SHARE CAPITAL AND SHARES

50. Rights of Shares

The share capital of the Company shall be divided into shares, the holders of which shall, subject to the rights and powers of any class or series of Preferred Shares and except as otherwise specified in these Articles:

     (a)  be entitled to one vote per share;

     (b) be entitled to such dividends as the Board may from time to time declare;

     (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary, or for the purpose of a reorganisation or otherwise, or upon any distribution of capital, be entitled to the surplus assets of the Company; and

     (d)  generally be entitled to enjoy all of the rights attaching to shares.

In addition to such rights and powers as are otherwise provided in these Articles, the Series A-1 Preferred Shares and the Series A-2 Preferred Shares shall have such rights and powers as are specified in Annex A and Annex B to these Articles, respectively.

51. Power to issue shares

     (1) Subject the Memorandum of Association, Article 43(2) and the rights and powers of any class or series of Preferred Shares, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares), provided that no share shall be issued at a discount except in accordance with the Law.

     (2) The Board shall, in connection with the issuance of any share, have the power to pay such commission and brokerage fee as may be permitted by law.

     (3) The Company may from time to time do any one or more of the following things:

     (a) make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

     (b) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

     (c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

     (d) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

52. Alteration of Capital

     (1) Subject to the Law, Article 43(2) and the rights and powers of any class or series of Preferred Shares, the Company may from time to time, by ordinary resolution, alter the conditions of its Memorandum of Association to increase its share capital by new shares of such amount as it thinks expedient or, if the Company is exempted and has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient.

     (2) Subject to the Law, Article 43(2) and the rights and powers of any class or series of Preferred Shares, the Company may from time to time, by ordinary resolution, alter the conditions of its Memorandum of Association to:

     (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

     (b) subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum of Association; or

     (c) cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

     (3) For the avoidance of doubt, paragraph (1) above shall not apply if the Company is an exempted company and its shares have no par value.

     (4) Subject to the Law, Article 43(2) and the rights and powers of any class or series of Preferred Shares, the Company may from time to time by special resolution, reduce its share capital in any way or alter any conditions of its Memorandum of Association relating to share capital.

53. Alteration of registered office, name and objects

     (1) Subject to the Law, the Company may by resolution of the Board change the location of its Registered Office.

     (2) Subject to the Law, Article 43(2) and the rights and powers of any class or series of Preferred Shares, the Company may from time to time, by special resolution change its name or alter its objects or make any other alteration to its Memorandum of Association.

54. Variation of rights, alteration of share capital and purchase of shares of the Company

If at any time the share capital is divided into different series or classes of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound-up, be varied with the sanction of a resolution adopted by affirmative vote of the holders of two-thirds in voting power of such class or series, voting as a separate class and to the exclusion of any other series or class of shares. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

55. Registered holder of shares

     (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

     (2) No person shall be entitled to recognition by the Company as holding any share upon any trust, and the Company shall not be bound by, or be compelled in any way to recognize, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder's request entered in the Register or on a share certificate in respect of a share, then, except as aforesaid:

     (a)  such notice shall be deemed to be solely for the holder's convenience;

     (b) the Company shall not be required in any way to recognize any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

     (c) the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

     (d) the holder, shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register or on a share certificate and continuing to recognize the holder as having an absolute right to the entirety of the share or shares concerned.

     (3) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

56. Death of a joint holder

Where two or more persons are registered as joint holders of a share, or shares then in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to the said share or shares, and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

57. Share certificates

     (1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

     (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

     (3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed, the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

     (4) Share certificates may not be issued in bearer form.

58. Calls on shares

     (1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may, at the discretion of the Board, be liable to pay the Company interest on the amount of such call, at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     (2) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

59. Forfeiture of shares

     (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter, during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "B" in the Schedules hereto.

     (2) If the requirements of such notice are not complied with, any such share may, at any time thereafter before the payment of such call and the interest due in respect thereof, be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

     (3) A Member whose share or shave been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

                               REGISTER OF MEMBERS

60. Contents of Register of Members

The Board shall cause to be kept in one or more books a Register of Members which may be kept outside the Cayman Islands at such place as the Board shall appoint and shall enter therein the following particulars:

     (a) the name and address of each Member, the number and, where appropriate, the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

     (b)  the date on which each person was entered in the Register of Members;
          and

     (c)  the date on which any person ceased to be a Member.

61. Determination of record dates

Notwithstanding anything to the contrary in these Articles, the Board may fix any date as the record date for:

     (i)  determining the Members entitled to receive any dividend; and

     (ii) determining the Members entitled to receive notice of and to vote at any general meeting of the Company;

but, unless so fixed, the record date shall be as follows:

     (x) as regards the entitlement to receive notice of a meeting or notice of any other matter, the date of dispatch of the notice;

     (y) as regards the entitlement to vote at a meeting, and any adjournment thereof, the date of the original meeting; and

     (z) as regards the entitlement to a dividend or other distribution, the date of the Board resolution declaring the same.

                               TRANSFER OF SHARES

62. Instrument of transfer

     (1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "C" in the Schedules hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

     (2) The Board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

63. Restrictions on transfer

     (1) The Board shall refuse to register the transfer of a share prohibited pursuant to the Share Restriction Agreement, the Investors' Rights Agreement or the Redemption Agreement.

     (2) Without limiting the foregoing, the transfer of any Common Share shall be subject to approval by the Board in a resolution adopted by the affirmative vote of not less than two-thirds of the Directors serving on the Board. The Board shall not be required to have a reason for refusing to approve any transfer of Common Shares.

     (3) If the Board refuses to register a transfer of any share, the Secretary shall promptly send to the transferor and transferee notice of the refusal.

64. Transfers by joint holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES

65. Representative of deceased Member

In the case of the death of a Member, the survivor or survivors, where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member, where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 39 of the Law, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

66. Registration on death or bankruptcy

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of

Form "D" in the Schedules hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member, but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the Share by that Member before such Member's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

67. Declaration of dividends by the Board

Subject to Article 43(2) and the rights and powers of any class or series of Preferred Shares:

     (1) the Board may declare a dividend to be paid to the Members, in proportion to the number of shares held by them and paid up by them, and such dividend may be paid in cash and/or in specie in which case the Board may fix the value for distribution in specie, of any assets PROVIDED that if the shares have no par value, then the dividends shall be paid equally on a per share basis.

     (2) Dividends may be declared and paid out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Board determines is no longer needed, or not in the same amount. With the sanction of a resolution passed by the affirmative vote of Members holding a majority in voting power of the Company's shares, dividends may also be declared and paid out of the share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law.

     (3) No dividend shall bear interest against the Company.

     (4) With the sanction of an ordinary resolution of the Company, the Board may determine that a dividend shall be paid in whole or in part by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the foregoing generality, the Board may fix the value of such specific assets, may determine that cash payments shall be made to some members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Board thinks fit.

     (5) With the sanction of an ordinary resolution of the Company (or, as regards a dividend payable in respect of a class or series of shares, shares, an ordinary resolution passed at a class meeting) the Board may determine that:

     (a) the persons entitled to participate in the dividend shall have a right of election to accept shares of the Company credited as fully paid in satisfaction of all or (if the Board so specifies or permits) part of their dividend entitlement; or

     (b) a dividend shall be satisfied in whole or specified part by an issue of shares of the Company credited as fully paid up, subject to a right of election on the part of persons entitled to participate in the dividend to receive their dividend entitlement wholly or (if the Board so permits) partly in cash;

and in the event of either (a) or (b) above, the Board may determine all questions that arise concerning the right of election, notification thereof to members, the basis and terms of issue of shares of the Company and otherwise.

68. Other distributions

Subject to Article 43(2) and the rights and powers of any class or series of Preferred Shares, the Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

69. Reserve fund

The Board may, from time to time before declaring a dividend, set aside out of the surplus or profits of the Company such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Board may also, without placing the same to reserve, carry forward any profit which is not distributed.

70. Deduction of amounts due to the Company

The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

                                 CAPITALISATION

71. Issue of bonus shares


     (1) Subject to Article 43(2) and the rights and powers of any class or series of Preferred Shares, the Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

     (2) Subject to Article 43(2) and the rights and powers of any class or series of Preferred Shares, the Board may resolve to capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                              SHARE PREMIUM ACCOUNT

So long as not inconsistent with any regulations as may be prescribed by the Company from time to time in general meeting and the requirements of these Articles and the rights and powers of any class or series of Preferred Shares, the Board may on behalf of the Company exercise all the powers and options conferred on the Company by the Law in regard to the Company's share premium account.

                        ACCOUNTS AND FINANCIAL STATEMENTS

72. Records of account

     (1) The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

     (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

     (b)  all sales and purchases of goods by the Company; and

     (c)  the assets and liabilities of the Company.

Such records of account shall be kept to give, a true and fair view of the state of the Company's affairs and to explain its transactions at such place as the Board thinks fit.

     (2) Except as otherwise agreed to by the Company, no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company.

     (3) Subject to any waiver by the Company in general meeting of the requirements of this Article, in respect of each financial year of the Company, the Directors shall lay before the Company in general meeting, or circulate to members, consolidated and consolidating financial statements for the Company and the Group Companies, consisting of:

     (a) a profit and loss account giving a true and fair view of the profit or loss thereof for the financial year;

     (b) a statement of cash flows giving a true and fair view of the use of cash thereby for the financial year; and

     (c) a balance sheet, giving a true and fair view of the state of affairs thereof at the end of the financial year;

together with a report of the Board reviewing the business of the Company during the financial year. All such financial statements shall have been examined by the Auditors, and shall have been prepared in conformity with the Accounting Principles applied on a consistent basis. The financial statements and the Directors' report, together with the Auditors' report, shall be laid before the Company in general meeting, or circulated to members, no later than 90 days after the end of the financial year.

     (4) The financial year end of the Company shall be the 31st December in each year.

                                      AUDIT

73. Appointment of Auditors

     (1) Subject to Article 43(2) and the rights and powers of any class or series of Preferred Shares, the Company may in general meeting appoint Auditors for the Company, who shall hold office until subsequently removed from office by the Company. Such Auditor may be a Member, but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

     (2) Unless fixed by the Company in general meeting, the remuneration of the Auditors shall be as determined by the Board.

     (3) The Auditors shall have right of access at all times to the Company's books, accounts and vouchers and shall be entitled to require from the Company's Directors and Officers such information and explanations as the Auditors think necessary for the performance of the Auditors' duties; and, if the Auditors fail to obtain all the information and explanations which, to the best of their knowledge and belief, are necessary for the purposes of their audit, they shall state that fact in their report to the Members.

     (4) The Auditors shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by them are to be laid before the Company and to make any statement or explanation they may desire with respect to the financial statements.

                                     NOTICES

74. Delivery of notices.

Any notice or document may be served by the Company or by the person entitled to give notice to any Member personally, by facsimile or by sending it through the post in a prepaid letter or via a recognized courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

     (1) Notices posted to addresses outside the Cayman Islands shall be forwarded by pre-paid airmail.

     (2) Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

     (3) Any notice or other document, if served by (a) post, shall be deemed to have been served five days after the time when the letter containing the same is posted and if served by courier, shall be deemed to have been served five days after the time when the letter containing the same is delivered to the courier (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted or delivered to the courier), or, (b) facsimile, shall be deemed to have been served upon confirmation of receipt or (c) recognized delivery service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier.

     (4) Any notice or document delivered or sent by post to or left at the registered address of any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

     (5) Except as provided in the succeeding sentence, no person shall be entitled to receive notices of general meetings. Notice of every general meeting shall be given to:

     (a) all Members who have supplied to the Company an address for the giving of notices to them; and

     (b) every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

75. Notices to joint Members

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members, and notice so given shall be sufficient notice to all the holders of such shares.

                               SEAL OF THE COMPANY

76. The seal

     (1) The Seal shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf; and, until otherwise determined by the Board, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Board or such committee of the Board.

     (2) Notwithstanding the foregoing, the Seal may, without further authority, be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

     (3) The Company may have one or more duplicate Seals, as permitted by the Law; and, if the Board thinks fit, a duplicate Seal may bear on its face the name of the country, territory, district or place where it is to be used.

                           LIQUIDATION AND WINDING-UP

77. Winding-up/distribution by liquidator

Subject to Article 43(2) and the rights and powers of any class or series of Preferred Shares, the Company may be voluntarily wound-up by a special resolution of Members.

78. Distribution of Liquidation Proceeds

     (1) If the Company shall be wound up, the liquidator may, with the sanction of a special resolution and subject to paragraph (2) below and the rights or powers of any class or series of Preferred Shares (i) divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and (ii) determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

     (2) Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, any proceeds therefrom distributable with respect to any of the shares of the Company shall be distributed as follows:

               FIRST, to Members holding Series A Preferred Shares (i) pro rata, according to the Base Price of the Series A Preferred Shares held thereby, until each such Member shall have received an amount equal to 150% of the aggregate Base Price of the Series A Preferred Shares held thereby and (ii) pro rata, according to the amount of any dividends that have been declared but remain unpaid with respect to all Series A Preferred Shares held thereby, until all dividends that have been declared with respect to the Series A Preferred Shares have been paid; SECOND, to Members holding Common Shares (i) pro rata, according to the number of Common Shares held thereby, until an aggregate amount has been paid to such Members collectively which is equal to the sum of all prior amounts paid with respect to the Series A Preferred Shares under this paragraph (2) and (ii) pro rata, according to the amount of any dividends that have been declared but remain unpaid with respect to all Common Shares held thereby until all dividends that have been declared with respect to the Common Shares have been paid; and

               THIRD, to all Members pro rata, according to the number of Common Shares held thereby (treating any Series A Preferred Shares on an as-if converted basis).

79. Deemed Liquidation on Sale or Merger

The following events shall be treated as a liquidation under Article 78:

     (1) any consolidation or merger of the Company with or into any other person, or any other corporate reorganization, in which the Members immediately prior to such consolidation, merger or reorganization, own less than fifty percent of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions involving the Company pursuant to which in excess of fifty percent of the Company's voting power is transferred; or

     (2) a sale, lease or other disposition of all or substantially all of the property, assets or revenues of the Company, excluding any such transaction effected exclusively to change the domicile of the Company;

and upon any such event, any proceeds resulting to the Members therefrom shall be distributed in accordance with the terms of Article 78.

                             ALTERATION OF ARTICLES

80. Alteration of Articles

Subject to the Law, Article 43(2) and the rights or powers of any class or series of Preferred Shares, the Company may from time to time by special resolution alter or amend these Articles in whole or in part.

                                SCHEDULE - FORM A

                      [NEPSTAR DRUGSTORE HOLDINGS LIMITED]

                                      PROXY

     I ____________________ of ____________________________, the holder of
__________________________ share(s) in the above-named Company hereby appoint
____________________________________________ or failing him/her
_______________________________________________________ or failing him/her
______________________________ as my proxy to vote on my behalf at the general meeting of the Company to be held on the ___ day of ____________, 200_, and at any adjournment thereof.

Dated this ___ day of _________, 200_

*GIVEN under the seal of the company

*Signed by the above-named

_____________________________________

_____________________________________
Witness

*   Delete as applicable.

                                SCHEDULE - FORM B

            NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the ___ day of ____________, 200_ last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the ___ day of ____________, 200_ last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of ______ per annum computed from the said ___ day of ____________, 200_ last, on or before the ___ day of ____________, 200_ next at the place of business of the said Company the share(s) will be liable to be forfeited.

Dated this ___ day of ____________, 200_

[Signature of Secretary]

By order of the  Board

                                SCHEDULE - FORM C

                          TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED ____________________________________________________ [amount]
___________________________________________________________________ [transferor]
hereby sell assign and transfer unto ______________________________ [transferee] of ___________________________________________________________________ [address]
_____________________________________________________________ [number of shares]
shares of ____________________________________________________ [name of Company]

Dated
      -------------------------------


                                        ----------------------------------------
                                                      (Transferor)


In the presence of:


-------------------------------------
              (Witness)


                                        ----------------------------------------
                                                      (Transferee)


In the presence of:


-------------------------------------
              (Witness)

                                SCHEDULE - FORM D

           TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY
                                   OF A MEMBER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] Share(s) numbered [number in figures] standing in the Register of Members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this ___ day of ____________, 200_


Signed by the above-named    )
[person or persons entitled] )
in the presence of:          )


Signed by the above-named    )
[transferee]                 )
in the presence of:          )

              ANNEX A - DESIGNATION OF SERIES A-1 PREFERRED SHARES

     This Annex constitutes an integral part of the Amended and Restated Articles of Association, adopted October 6, 2004 (the "ARTICLES OF ASSOCIATION"), of China Nepstar Chain Drugstore Ltd. (the "COMPANY"), and the terms herein are incorporated in the Articles of Association by reference. To the extent not otherwise set forth in the Company's Amended and Restated Memorandum of Association, adopted October 6, 2004 (the "MEMORANDUM OF ASSOCIATION"), or Articles of Association, the designations, powers, preferences, qualifications, limitations and restrictions of the Company's Series A-1 Preferred Shares, par value US$0.0001 per share (the "SERIES A-1 PREFERRED SHARES") shall be as provided in this Annex.

ARTICLE 1 INTERPRETATION.

     1.1 Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Memorandum and Articles of Association. As used in this Annex, the following terms shall have the meanings specified below:

          "ACCOUNTING PRINCIPLES" shall mean International Financial Reporting Standards as promulgated from time to time by the IASB (including, without limitation, standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions thereof), together with the IASB's pronouncements thereon from time to time.

          "ADDITIONAL COMMON SHARES" means all Common Shares from time to time issued by the Company, provided that the term "Additional Common Shares" does not include (i) Common Shares issued upon conversion of Series A Preferred Shares, (ii) Employee Compensation Shares, (iii) Common Shares issued under the True-Up Subscription Agreement, (iv) Series A-1 Preferred Shares issued on exercise of any Earnout Warrant or (v) as may otherwise be consented to in writing by Members representing a majority in voting power of the Series A Preferred Shares.

          "AUDITORS" means Ernst & Young, or such successor thereto as may be from time to time be duly appointed by the Company's Board of Directors to audit the Company's annual financial statements.

          "BASE PRICE" has the meaning set forth in Article 4.3.

          "COMMON SHARE EQUIVALENT" means any share or security convertible or exchangeable for Common Shares or any option, warrant or right exercisable for Common Shares.

          "CONTROL" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

          "CONVERSION PRICE" has the meaning set forth in Article 4.4.

          "CONVERSION REDEMPTION AMOUNT" has the meaning ascribed thereto in
     Article 4.2(c)(1).

          "CONVERSION SHARE" has the meaning ascribed thereto in Article 4.2(c).

          "EARNOUT WARRANT" means those certain warrants, dated on or around the date hereof, granted by the Company to certain investors pursuant to the Securities Purchase Agreement and any succeeding warrant of like tenor issued pursuant to any Earnout Warrant.

          "EDIT" means, with reference to any year, net income (or net loss) for such year, less any amount credited in arriving at such net income amount in respect of any extraordinary gain, plus the sum of all amounts deducted in arriving at such net income amount in respect of (i) interest charges (net of interest income) accrued on any indebtedness for borrowed money at the rates applicable to such indebtedness for such year and (ii) Taxes accrued for such year, all as computed for the Company and the Group Companies on a consolidated basis in accordance with the Accounting Principles and as certified by the Auditors.

          "EBITDA" means, with reference to any year, net income (or net loss) for such year, less any amount credited in arriving at such net income amount in respect of any extraordinary gain, plus the sum of all amounts deducted in arriving at such net income amount in respect of (i) interest charges (net of interest income) accrued on any indebtedness for borrowed money at the rates applicable to such indebtedness for such year, (ii) depreciation of fixed assets and amortization of intangible assets for such year, and (iii) Taxes accrued for such year, all as computed for the Company and the Group Companies on a consolidated basis in accordance with the Accounting Principles and as certified by the Auditors.

          "EFFECTIVE CONVERSION PRICE" means, with respect to any Common Share Equivalent at any given time, an amount equal to the quotient of (i) the sum of any consideration, if any, received by the Company with respect to the issuance of such Common Share Equivalent and the lowest aggregate consideration receivable by the Company, if any, upon the exercise, exchange or conversion of the Common Share Equivalent over (ii) the number of Common Shares issuable upon the exercise, conversion or exchange of the Common Share Equivalent.

          "EMPLOYEE COMPENSATION SHARE" means any Common Share issued to employees, consultants or directors of the Company either in connection with a restricted stock plan approved by the Board of Directors or on exercise of an Employee Stock Option so long as the aggregate number of such Common Shares issued and, in the case of outstanding Employee Stock Options, issuable does not exceed 7,500,000 Common Shares.

          "EMPLOYEE STOCK OPTIONS" means options granted to employees, consultants or directors under stock option plans approved by the Board of Directors.

          "EXEMPTED DISTRIBUTION" means (a) a dividend payable solely in Common Shares, (b) the repurchase of Common Shares at no more than cost from terminated employees, officers or consultants pursuant to contractual arrangements with the Company, (c) any conversion or exchange of Series A Preferred Shares, (d) any redemption or repurchase of Series A Preferred Shares, and (e) any repurchase of other securities of the Company that is duly approved under Article 43(2) of the Articles of Association.

          "FAIR VALUE" means, with respect to any security, property, assets, business or entity, the fair market value thereof as determined in accordance with the following procedure:

          (i) Fair Value shall be initially determined in good faith by the Board of Directors and communicated in writing to all holders of Series A-1 Preferred Shares.

          (ii) If holders representing a majority of the Series A-1 Preferred Shares do not agree with the Fair Value initially determined by the Board of Directors, such holders may require that the Fair Value be determined by an appraiser of recognized international standing and reputation, or if the Company and such holders are not able to agree on the appointment of such an appraiser, the Company and such holders shall each designate an appraiser of recognized international standing and reputation, which appraisers will in turn appoint a third such appraiser which shall determine the Fair Value.

          (iii) Any appraiser duly designated to make the determination of Fair Value shall deliver its determination in writing to the Company and to each of the holders of Series A-1 Preferred Shares, and such determination shall be conclusive and binding on the Company and such holders. The fees and expense of such appraiser shall be borne by the Company.

          (iv) The Fair Value of any equity interest in a Person shall be determined without regard to the fact that such equity interest may constitute a minority ownership interest in a closely held corporation.

     Whenever Fair Value must be determined pursuant to the provisions of this Annex, whether in connection with an adjustment to the Conversion Price or otherwise, the Company shall be responsible for promptly initiating the procedures for making such determination. If the procedures contemplated in connection with obtaining such determination have not been fully complied with, then any such determination of Fair Value for any purpose of the Series A-1 Preferred Shares (and any such resulting adjustment to the Conversion Price) shall be deemed to be preliminary and subject to adjustment pending full compliance with such procedures.

          "GOVERNMENT ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government.

          "GROUP COMPANY" means any Person that is not a natural person and that is Controlled by the Company.

          "IASB" means the International Accounting Standards Board.

          "IPO" means a firm-commitment underwritten initial public offering of the Company's Common Shares on the New York Stock Exchange, the Nasdaq Stock Market's National Market System, the Main Board of the Hong Kong Stock Exchange or any other exchange of recognized international reputation and standing duly approved by the Board of Directors.

          "LIABILITIES" means, with respect to any Person, liabilities owing by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

          "NET REVENUE" means, with respect to any year, revenues for such year, exclusive of any value-added Tax, less any returns, discounts or allowances for such year, all as computed for the Company and the Group Companies on a consolidated basis in accordance with the Accounting Principles and as certified by the Auditors.

          "PERSON" means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

          "SELLING EXPENSES" means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

          "T2ADJ" has the meaning ascribed thereto in Article 4.3.

          "T2ADJA" has the meaning ascribed thereto in Article 4.3.

          "T2ADJB" has the meaning ascribed thereto in Article 4.3.

          "T2ADJC" has the meaning ascribed thereto in Article 4.3.

          "TAXES" means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Government Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any loss or Tax Liability incurred in connection with the determination, settlement or litigation of any Liability arising therefrom.

          "TRUE-UP SUBSCRIPTION AGREEMENT" means that certain Subscription Agreement, dated on or around the date hereof, between the Company and China Neptunus Drugstore Holding Ltd.

     1.2 Interpretation. For all purposes of this Annex, except as otherwise expressly provided, (i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Principles, (iii) all references in this Annex to designated "Articles" and other subdivisions are to the designated Articles and other subdivisions of the body of this Annex, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms,
(v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Annex as a whole and not to any particular Section or other subdivision and (vi) any formula that purports to calculate the excess of one value over another shall be deemed to yield a value equal to zero if there is no excess.

ARTICLE 2 DIVIDEND RIGHTS.

     Except for an Exempted Distribution, (i) no distribution shall be declared with respect to the Common Shares at any time unless a distribution is likewise declared with respect to each outstanding Series A-1 Preferred Share such that the distribution the holder thereof shall be entitled to receive shall be equal to the distribution that such holder would have been entitled to receive if such Series A-1 Preferred Share had been converted into Common Shares immediately prior to the time such declaration is made and (ii) no distribution shall be made with respect to the Common Shares at any time unless a distribution is likewise made with respect to each outstanding Series A-1 Preferred Shares such that the distribution made to the holder thereof shall be equal to the distribution that such holder would have received if such Series A-1 Preferred Share had been converted into Common Shares immediately prior to the record date for such distribution, or if no such record date is established, the date such distribution is made.

ARTICLE 3 VOTING RIGHTS.

     Each holder of Series A-1 Preferred Shares shall be entitled to such number of votes as equals the whole number of Common Shares into which such holder's collective Series A-1 Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company's shareholders entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company's shareholders is first solicited. Except as otherwise provided herein or in the Memorandum and Articles of Association, or as required by law, the holders of Series A-1 Preferred Shares shall vote together with the holders of Common Shares, and not as a separate class or series, on all matters put before the Members.

ARTICLE 4 CONVERSION RIGHTS.

     The holders of the Series A-1 Preferred Shares shall have the following rights described below with respect to the conversion of the Series A-1 Preferred Shares into Common Shares. The number of Common Shares to which a holder shall be entitled upon conversion of any Series A-1 Preferred Share shall be the quotient of the Base Price over the Conversion Price.

     4.1 Optional Conversion.

          (a) Subject to and in compliance with the provisions of this Article 4, any Series A-1 Preferred Share may, at the option of the holder, be converted at any time into fully-paid and non-assessable Common Shares; provided that no Series A-1 Preferred Share shall be convertible under this Article 4.1 if both of the following are true: (a) any part of the Conversion Redemption Amount associated with conversion of such Series A-1 Preferred Share requires payment out of the capital of the Company other than from available profits or the proceeds of any fresh issue of shares made for purposes of such payment and (b) following the date on which the conversion is to be effected the Company would be unable to pay its debts as they fall due in the ordinary course of business.

          (b) The holder of any Series A-1 Preferred Shares who desires to convert such shares into Common Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series A-1 Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares. Such notice shall state the number of Series A-1 Preferred Shares being converted. Thereupon, the Company shall promptly issue and deliver to such holder at such office a certificate or certificates for the number of Common Shares to which the holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Shares (at the Fair Value of a Common Share as of the date of such conversion), any declared and unpaid dividends on the Series A-1 Preferred Shares being converted and (ii) in cash (at the Fair Value of a Common Share as of the date of such conversion) the value of any fractional Common Shares to which the holder would otherwise be entitled. Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Series A-1 Preferred Shares to be converted, and the person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares on such date.

     4.2 Automatic Conversion.

          (a) Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, each Series A-1 Preferred Share shall automatically be converted (based on the then-effective Conversion Price) immediately upon the closing of an IPO that values the Company at no less than US$250,000,000 immediately prior to the IPO and that results in aggregate proceeds to the Company of US$50,000,000 net of Selling Expenses.

          (b) The Company shall not be obligated to issue certificates for any Common Shares issuable upon the automatic conversion of any Series A-1 Preferred Shares unless the certificate or certificates evidencing such Series A-1 Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Series A-1 Preferred Shares, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for Series A-1 Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Common Shares to which the holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Shares (at the Fair Value of a Common Share as of the date of such conversion), any declared and unpaid dividends on the Series A-1 Preferred Share being converted and (ii) in cash (at the Fair Value of a Common Share as of the date of such conversion) the value of any fractional Common Shares to which the holder would otherwise be entitled. Any person entitled to receive Common Shares issuable upon the automatic conversion of the Series A-1 Preferred Shares shall be treated for all purposes as the record holder of such Common Shares on the date of such conversion.

          (c) Conversion Mechanism. The conversion hereunder of any Series A-1 Preferred Share (the "CONVERSION SHARE") shall be effected in the following manner:

          (1) The Company shall redeem the Conversion Share for aggregate consideration (the "CONVERSION REDEMPTION AMOUNT") equal to (a) the aggregate par value of any capital shares of the Company to be issued upon such conversion and (b) the aggregate value, as determined by the Board of Directors, of any other assets which are to be distributed upon such conversion.

          (2) Concurrent with the redemption of the Conversion Share, the Company shall apply the Conversion Redemption Amount for the benefit of the holder of the Conversion Share to pay for any capital shares of the Company issuable, and any other assets distributable, to such holder in connection with such conversion.

          (3) Upon application of the Conversion Redemption Amount, the Company shall issue to the holder of the Conversion Share all capital shares issuable, and distribute to such holder all other assets distributable, upon such conversion.

     4.3 Base Price Adjustment on Revaluation. The "BASE PRICE" for the Series A-1 Preferred Shares shall initially equal US$0.50, and shall be adjusted immediately following December 31, 2004 so that, from such date, the Base Price shall equal the amount determined according to the following equation:

          Base Price =   (US$40,000,000 + T2adj) x IBP
                       ---------------------------------
                                 US$60,000,000

          where:

          IBP    = the initial Base Price of US$0.50;

          T2adj = the product of US$20,000,000 and the average of T2adjA, T2adjB and T2adjC;

          T2adjA = the lesser of (i) 1 and (ii) a fraction, where (x) the numerator is equal to the excess, if any, of Net Revenue for the year ending December 31, 2004, over RMB540,000,000 and
                   (y) the denominator is RMB225,000,000;

          T2adjB = the lesser of (i) 1 and (ii) a fraction, where (x) the numerator is equal to the excess, if any, of EBITDA for the year ending December 31, 2004, over RMB18,600,000 and (y) the denominator is

                   RMB7,750,000; and

          T2adjC = the lesser of (i) 1 and (ii) a fraction, where (x) the numerator is equal to the excess, if any, of EBIT for the year ending December 31, 2004, over RMB5,100,000 and (y) the denominator is RMB2,125,000.

The Company shall cause the Auditors to certify Net Revenue, EBITDA and EBIT for the year ending December 31, 2004 within ninety (90) days after the end of such year.

     4.4 Conversion Price Adjustment. The "CONVERSION PRICE" for the Series A-1 Preferred Shares shall initially equal US$0.50 and shall be adjusted from time to time as provided below:

          (a) Adjustment on Revaluation. The Conversion Price shall be adjusted immediately following December 31, 2004 so that, from such date, the Conversion Price shall equal the amount determined according to the following equation:

          Base Price =  (US$40,000,000 + T2adj) x ICP
                        -----------------------------
                                US$60,000,000

          where:

          ICP = the Conversion Price in effect immediately prior to such adjustment.

          (b) Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Common Shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Common Shares into a smaller number of shares, the Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (c) Adjustment for Common Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution to the holders of Common Shares payable in Additional Common Shares, the Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

          (d) Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Common Shares or Common Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Series A-1 Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Common Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Series A-1 Preferred Shares been converted into Common Shares immediately prior to such event, all subject to further adjustment as provided herein.

          (e) Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Common Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated in Article 79 of the Articles of Association), then in any such event, provision shall be made so that, upon conversion of any Series A-1 Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Series A-1 Preferred Shares been converted into Common Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

          (f) Sale of Shares Below the Conversion Price.

          (1) If at any time, or from time to time, the Company shall issue or sell Additional Common Shares (other than as a subdivision or combination of Common Shares provided for in paragraph (b) above and other than as a dividend or other distribution provided for in paragraph (c) above) without consideration or for a consideration per share less than the then existing Conversion Price, then, and in each such case, the Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price equal to the price per share paid for such Additional Common Shares.

          (2) For the purpose of making any adjustment in the Conversion Price or number of Common Shares issuable upon conversion of the Series A-1 Preferred Shares, as provided above:

               (A) Consideration received by the Company for any issue or sale of securities shall be determined according to the value of such consideration net of any Selling Expenses;

               (B) The value of non-cash consideration received by the Company for any issue or sale of securities shall be determined according to the Fair Value thereof as of the date of the adoption of the resolution specifically authorizing such issue or sale; and

               (C) If Additional Common Shares or Common Share Equivalents exercisable, convertible or exchangeable for Additional Common Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Common Shares or Common Share Equivalents shall be computed as that portion of the consideration received which is reasonably determined in good faith by the Board of Directors to be allocable to such Additional Common Shares or Common Share Equivalents.

          (3) For the purpose of making any adjustment in the Conversion Price under this paragraph (f), if at any time, or from time to time, the Company issues any Common Share Equivalent exercisable, convertible or exchangeable for Additional Common Shares and the Effective Conversion Price of such Common Share Equivalent is less than the Conversion Price in effect immediately prior to such issuance, then, in each such case, at the time of such issuance the Company shall be deemed to have issued the maximum number of Additional Common Shares issuable upon the exercise, conversion or exchange of such Common Share Equivalent and to have received in consideration for each Additional Common Share deemed issued an amount equal to the Effective Conversion Price.

               (A) In the event of any increase in the number of Common Shares deliverable or any reduction in consideration payable upon exercise, conversion or exchange of any Common Share Equivalent where the resulting Effective Conversion Price is less than the Conversion Price at such date, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price, shall be recomputed to reflect such change as if, at the time of issue for such Common Share Equivalent, such Effective Conversion Price applied.

               (B) If any right to exercise, convert or exchange any Common Share Equivalent shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such Common Share Equivalent shall be readjusted to the Conversion Price which would have applied if such Common Share Equivalent had not been issued.

               (C) For any Common Share Equivalent with respect to which the Conversion Price has been adjusted under this clause (3), no further adjustment of the Conversion Price shall be made solely as a result of the actual issuance of Common Shares upon the actual exercise, conversion or exchange of such Common Share Equivalent.

          (g) Other Dilutive Events. In case any event shall occur as to which the other provisions of this Article 4.4 are not strictly applicable, but the failure to make any adjustment to the Conversion Price would not fairly protect the conversion rights of the Series A-1 Preferred Shares in accordance with the essential intent and principles hereof (including, without limitation, if there shall be any issuance of securities by a Group Company which has the effect of diluting the value of the Series A-1 Preferred Shares), then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article 4.4, necessary to preserve, without dilution, the conversion rights of the Series A-1 Preferred Shares. If any holder of Series A-1 Preferred Shares shall reasonably and in good faith disagree with such determination by the Company, then the Company shall appoint an accounting firm of international standing and reputation, which shall give their opinion as to the appropriate adjustment, if any, on the basis described above. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of such Series A-1 Preferred Shares and shall make the adjustments described therein.

          (h) Certificate of Adjustment. In the case of any adjustment or readjustment of the Conversion Price, the Company, at its sole expense, shall promptly compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A-1 Preferred Shares at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Common Shares issued or sold or deemed to have been issued or sold,
(ii) the number of Additional Common Shares issued or sold or deemed to be issued or sold, (iii) the Conversion Price in effect after such adjustment or readjustment, and (iv) the number of Common Shares and the type and amount, if any, of other property which would be received upon conversion of the Series A-1 Preferred Shares after such adjustment or readjustment.

          (i) Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to the Conversion Price or the number or character of the Series A-1 Preferred Shares as set forth herein, the Company shall give notice to the holders of the Series A-1 Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of Series A-1 Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty
(20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

     4.5 Fractional Shares. No fractional Common Shares shall be issued upon conversion of any Series A-1 Preferred Share. All Common Shares (including fractions thereof) issuable upon conversion of more than one Series A-1 Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after such aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Fair Value of a Common Share on the date of conversion.

     4.6 Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series A-1 Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series A-1 Preferred Shares. If at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series A-1 Preferred Shares, in addition to such other remedies as shall be available to the holder of such Series A-1 Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to its Memorandum and Articles of Association.

     4.7 Notices. Any notice required by the provisions of this Article 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not sent during such normal business hours, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record of Series A-1 Preferred Shares at the address of such holder appearing on the books of the Company.

     4.8 Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Common Shares upon conversion of Series A-1 Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Common Shares in a name other than that in which the Series A-1 Preferred Share so converted were registered.

     4.9 No Impairment. The Company will not, by amendment of its Memorandum and Articles of Association or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Annex by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 4 and in the talking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A-1 Preferred Shares against impairment.

ARTICLE 5 NO REISSUANCE OF SERIES A-1 PREFERRED SHARES.

     No Series A-1 Preferred Share acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

ARTICLE 6 REDEMPTION.

     Except as provided in Article 4 or as otherwise provided in agreement between the Company and holders of the Series A-1 Preferred Shares, the Series A-l Preferred Shares shall not be redeemable.

              ANNEX B - DESIGNATION OF SERIES A-2 PREFERRED SHARES

     This Annex constitutes an integral part of the Amended and Restated Articles of Association, adopted October 6, 2004 (the "ARTICLES OF ASSOCIATION"), of China Nepstar Chain Drugstore Ltd. (the "COMPANY"), and the terms herein are incorporated in the Articles of Association by reference. To the extent not otherwise set forth in the Company's Amended and Restated Memorandum of Association, adopted October 6, 2004 (the "MEMORANDUM OF ASSOCIATION"), or Articles of Association, the designations, powers, preferences, qualifications, limitations and restrictions of the Company's Series A-2 Preferred Shares, par value US$0.0001 per share (the "SERIES A-2 PREFERRED SHARES") shall be as provided in this Annex.

ARTICLE 1 INTERPRETATION.

     1.1 Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Memorandum and Articles of Association. As used in this Annex, the following terms shall have the meanings specified below:

          "ACCOUNTING PRINCIPLES" shall mean International Financial Reporting Standards as promulgated from time to time by the IASB (including, without limitation, standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions thereof), together with the IASB's pronouncements thereon from time to time.

          "ADDITIONAL COMMON SHARES" means all Common Shares from time to time issued by the Company, provided that the term "Additional Common Shares" does not include (i) Common Shares issued upon conversion of Series A Preferred Shares, (ii) Employee Compensation Shares, (iii) Common Shares issued under the True-Up Subscription Agreement, (iv) Series A-1 Preferred Shares issued on exercise of any Earnout Warrant or (v) as may otherwise be consented to in writing by Members representing a majority in voting power of the Series A Preferred Shares.

          "BASE PRICE" means, with respect to each Series A-2 Preferred Share, the per share subscription price therefor.

          "COMMON SHARE EQUIVALENT" means any share or security convertible or exchangeable for Common Shares or any option, warrant or right exercisable for Common Shares.

          "CONTROL" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          "CONVERSION PRICE" has the meaning set forth in Article 4.3.

          "CONVERSION REDEMPTION AMOUNT" has the meaning ascribed thereto in
     Article 4.2(c)(1).

          "CONVERSION SHARE" has the meaning ascribed thereto in Article 4.2(c).

          "EFFECTIVE CONVERSION PRICE" means, with respect to any Common Share Equivalent at any given time, an amount equal to the quotient of (i) the sum of any consideration, if any, received by the Company with respect to the issuance of such Common Share Equivalent and the lowest aggregate consideration receivable by the Company, if any, upon the exercise, exchange or conversion of the Common Share Equivalent over (ii) the number of Common Shares issuable upon the exercise, conversion or exchange of the Common Share Equivalent.

          "EMPLOYEE COMPENSATION SHARE" means any Common Share issued to employees, consultants or directors of the Company either in connection with a restricted stock plan approved by the Board of Directors or on exercise of an Employee Stock Option so long as the aggregate number of such Common Shares issued and, in the case of outstanding Employee Stock Options, issuable does not exceed 7,500,000 Common Shares.

          "EMPLOYEE STOCK OPTIONS" means options granted to employees, consultants or directors under stock option plans approved by the Board of Directors.

          "EXEMPTED DISTRIBUTION" means (a) a dividend payable solely in Common Shares, (b) the repurchase of Common Shares at no more than cost from terminated employees, officers or consultants pursuant to contractual arrangements with the Company, (c) any conversion or exchange of Series A Preferred Shares, (d) any redemption or repurchase of Series A Preferred Shares, and (e) any repurchase of other securities of the Company that is duly approved under Article 43(2) of the Articles of Association.

          "FAIR VALUE" means, with respect to any security, property, assets, business or entity, the fair market value thereof as determined in accordance with the following procedure:

          (i) Fair Value shall be initially determined in good faith by the Board of Directors and communicated in writing to all holders of Series A-2 Preferred Shares.

          (ii) If holders representing a majority of the Series A-2 Preferred Shares do not agree with the Fair Value initially determined by the Board of Directors, such holders may require that the Fair Value be determined by an appraiser of recognized international standing and reputation, or if the Company and such holders are not able to agree on the appointment of such an appraiser, the Company and such holders shall each designate an appraiser of recognized international standing and reputation, which appraisers will in turn appoint a third such appraiser which shall determine the Fair Value.

          (iii) Any appraiser duly designated to make the determination of Fair Value shall deliver its determination in writing to the Company and to each of the holders of Series A-2 Preferred Shares, and such determination shall be conclusive and binding on the Company and such holders. The fees and expense of such appraiser shall be borne by the Company.

          (iv) The Fair Value of any equity interest in a Person shall be determined without regard to the fact that such equity interest may constitute a minority ownership interest in a closely held corporation.

     Whenever Fair Value must be determined pursuant to the provisions of this Annex, whether in connection with an adjustment to the Conversion Price or otherwise, the Company shall be responsible for promptly initiating the procedures for making such determination. If the procedures contemplated in connection with obtaining such determination have not been fully complied with, then any such determination of Fair Value for any purpose of the Series A-2 Preferred Shares (and any such resulting adjustment to the Conversion Price) shall be deemed to be preliminary and subject to adjustment pending full compliance with such procedures.

          "GROUP COMPANY" means any Person that is not a natural Person and that is Controlled by the Company.

          "IASB" means the International Accounting Standards Board.

          "IPO" means a firm-commitment underwritten initial public offering of the Company's Common Shares on the New York Stock Exchange, the Nasdaq Stock Market's National Market System, the Main Board of the Hong Kong Stock Exchange or any other exchange of recognized international reputation and standing duly approved by the Board of Directors.

          "PERSON" means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, Trust, unincorporated organization or any other entity or organization.

          "SELLING EXPENSES" means, with respect to the issue or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

          "TRUE-UP SUBSCRIPTION AGREEMENT" means that certain Subscription Agreement, dated on or around the date hereof, between the Company and China Neptunus Drugstore Holding Ltd.

     1.2 Interpretation. For all purposes of this Annex, except as otherwise expressly provided, (i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Principles, (iii) all references in this Annex to designated "Articles" and other subdivisions are to the designated Articles and other subdivisions of the body of this Annex, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Annex as a whole and not to any particular Section or other subdivision.

ARTICLE 2 DIVIDEND RIGHTS.

     Except for an Exempted Distribution., (i) no distribution shall be declared with respect to the Common Shares at any time unless a distribution is likewise declared with respect to each outstanding Series A-2 Preferred Share such that the distribution the holder thereof shall be entitled to receive shall be equal to the distribution that such holder would have been entitled to receive if such Series A-2 Preferred Share had been converted into Common Shares immediately prior to the time such declaration is made and (ii) no distribution shall be made with respect to the Common Shares at any time unless a distribution is likewise made with respect to each outstanding Series A-2 Preferred Shares such that the distribution made to the holder thereof shall be equal to the distribution that such holder would have received if such Series A-2 Preferred Share had been converted into Common Shares immediately prior to the record date for such distribution, or if no such record date is established, the date such distribution is made.

ARTICLE 3 VOTING RIGHTS.

     Each holder of Series A-2 Preferred Shares shall be entitled to such number of votes as equals the whole number of Common Shares into which such holder's collective Series A-2 Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company's shareholders entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company's shareholders is first solicited. Except as otherwise provided herein or in the Memorandum and Articles of Association, or as required by law, the holders of Series A-2 Preferred Shares shall vote together with the holders of Common Shares, and not as a separate class or series, on all matters put before the Members.

ARTICLE 4 CONVERSION RIGHTS.

     The holders of the Series A-2 Preferred Shares shall have the following rights described below with respect to the conversion of the Series A-2 Preferred Shares into Common Shares. The number of Common Shares to which a holder shall be entitled upon conversion of any Series A-2 Preferred Share shall be the quotient of the Base Price over the Conversion Price.

     4.1 Optional Conversion.

          (a) Subject to and in compliance with the provisions of this Article 4, any Series A-2 Preferred Share may, at the option of the holder, be converted at any time into fully-paid and non-assessable Common Shares; provided that no Series A-2 Preferred Share shall be convertible under this Article 4.1 if both of the following are true: (a) any part of the Conversion Redemption Amount associated with conversion of such Series A-2 Preferred Share requires payment out of the capital of the Company other than from available profits or the proceeds of any fresh issue of shares made for purposes of such payment and (b) following the date on which the conversion is to be effected the Company would be unable to pay its debts as they fall due in the ordinary course of business.

          (b) The holder of any Series A-2 Preferred Shares who desires to convert such shares into Common Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series A-2 Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares. Such notice shall state the number of Series A-2 Preferred Shares being converted. Thereupon, the Company shall promptly issue and deliver to such holder at such office a certificate or certificates for the number of Common Shares to which the holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Shares (at the Fair Value of a Common Share as of the date of such conversion), any declared and unpaid dividends on the Series A-2 Preferred Shares being converted and (ii) in cash (at the Fair Value of a Common Share as of the date of such conversion) the value of any fractional Common Shares to which the holder would otherwise be entitled. Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Series A-2 Preferred Shares to be converted, and the person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares on such date.

     4.2 Automatic Conversion.

          (a) Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, each Series A-2 Preferred Share shall automatically be converted (based on the then-effective Conversion Price) immediately upon the closing of an IPO that values the Company at no less than US$250,000,000 immediately prior to the IPO and that results in aggregate proceeds to the Company of US$50,000,000 net of Selling Expenses.

          (b) The Company shall not be obligated to issue certificates for any Common Shares issuable upon the automatic conversion of any Series A-2 Preferred Shares unless the certificate or certificates evidencing such Series A-2 Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Series A-2 Preferred Shares, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for Series A-2 Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Common Shares to which the holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Shares (at the Fair Value of a Common Share as of the date of such conversion), any declared and unpaid dividends on the Series A-2 Preferred Share being converted and (ii) in cash (at the Fair Value of a Common Share as of the date of such conversion) the value of any fractional Common Shares to which the holder would otherwise be entitled. Any person entitled to receive Common Shares issuable upon the automatic conversion of the Series A-2 Preferred Shares shall be treated for all purposes as the record holder of such Common Shares on the date of such conversion.

          (c) Conversion Mechanism. The conversion hereunder of any Series A-2 Preferred Share (the "CONVERSION SHARE") shall be effected in the following manner:

          (1) The Company shall redeem the Conversion Share for aggregate consideration (the "CONVERSION REDEMPTION AMOUNT") equal to (a) the aggregate par value of any capital shares of the Company to be issued upon such conversion and (b) the aggregate value, as determined by the Board of Directors, of any other assets which are to be distributed upon such conversion.

          (2) Concurrent with the redemption of the Conversion Share, the Company shall apply the Conversion Redemption Amount for the benefit of the holder of the Conversion Share to pay for any capital shares of the Company issuable, and any other assets distributable, to such holder in connection with such conversion.

          (3) Upon application of the Conversion Redemption Amount, the Company shall issue to the holder of the Conversion Share all capital shares issuable, and distribute to such holder all other assets distributable, upon such conversion.

     4.3 Conversion Price Adjustment. The "CONVERSION PRICE" for the Series A-2 Preferred Shares shall initially equal the Base Price as of the date such shares are first issued and shall be adjusted from time to time thereafter as provided below.

          (a) Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Common Shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Common Shares into a smaller number of shares, the Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (b) Adjustment for Common Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution to the holders of Common Shares payable in Additional Common Shares, the Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

          (c) Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Common Shares or Common Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Series A-2 Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Common Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Series A-2 Preferred Shares been converted into Common Shares immediately prior to such event, all subject to further adjustment as provided herein.

          (d) Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Common Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated in Article 79 of the Articles of Association), then in any such event, provision shall be made so that, upon conversion of any Series A-2 Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Series A-2 Preferred Shares been converted into Common Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

          (e) Sale of Shares Below the Conversion Price.

          (1) If at any time, or from time to time, the Company shall issue or sell Additional Common Shares (other than as a subdivision or combination of Common Shares provided for in paragraph (a) above and other than as a dividend or other distribution provided for in paragraph (b) above) without consideration or for a consideration per share less than the then existing Conversion Price, then, and in each such case, the Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price equal to the price per share paid for such Additional Common Shares

          (2) For the purpose of making any adjustment in the Conversion Price or number of Common Shares issuable upon conversion of the Series A-2 Preferred Shares, as provided above:

               (A) Consideration received by the Company for any issue or sale of securities shall be determined according to the value of such consideration net of any Selling Expenses;

               (B) The value of non-cash consideration received by the Company for any issue or sale of securities shall be determined according to the Fair Value thereof as of the date of the adoption of the resolution specifically authorizing such issue or sale; and

               (C) If Additional Common Shares or Common Share Equivalents exercisable, convertible or exchangeable for Additional Common Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Common Shares or Common Share Equivalents shall be computed as that portion of the consideration received which is reasonably determined in good faith by the Board of Directors to be allocable to such Additional Common Shares or Common Share Equivalents.

          (3) For the purpose of making any adjustment in the Conversion Price under this paragraph (e), if at any time, .or from time to time, the Company issues any Common Share Equivalent exercisable, convertible or exchangeable for Additional Common Shares and the Effective Conversion Price of such Common Share Equivalent is less than the Conversion Price in effect immediately prior to such issuance, then, in each such case, at the time of such issuance the Company shall be deemed to have issued the maximum number of Additional Common Shares issuable upon the exercise, conversion or exchange of such Common Share Equivalent and to have received in consideration for each Additional Common Share deemed issued an amount equal to the Effective Conversion Price.

          (A) In the event of any increase in the number of Common Shares deliverable or any reduction in consideration payment upon exercise, conversion or exchange of any Common Share Equivalent where the resulting Effective Conversion Price is loss than the Conversion Price at such date, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price, shall be recomputed to reflect such change as if, at the time of issue for such Common Share Equivalent, such Effective Conversion Price applied.

          (B) If any right to exercise, convert or exchange any Common Share Equivalent shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such Common Share Equivalent shall be readjusted to the Conversion Price which would have applied if such Common Share Equivalent had not been issued.

          (C) For any Common Share Equivalent with respect to which the Conversion Price has been adjusted under this clause (3), no further adjustment of the Conversion Price shall be made solely as a result of the actual issuance of Common Shares upon the actual exercise, conversion or exchange of such Common Share Equivalent.

          (f) Other Dilutive Events. In case any event shall occur as to which the other provisions of this Article 4.3 are not strictly applicable, but the failure to make any adjustment to the Conversion Price would not fairly protect the conversion rights of the Series A-2 Preferred Shares in accordance with the essential intent and principles hereof (including, without limitation, if there shall be any issuance of securities by a Group Company which has the effect of diluting the value of the Series A-2 Preferred Shares], then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Articles 4.3, necessary to preserve, without dilution, the conversion rights of the Series A-2 Preferred Shares. If any holder of Series A-2 Preferred Shares shall reasonably and in good faith disagree with such determination by the Company, then the Company shall appoint and accounting firm of international standing and reputation, which shall give their opinion as to the appropriate adjustment, if any, on the basis described above. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder such Series A-2 Preferred Shares and shall make the adjustments described therein.

          (g) Certificate of Adjustment. In case of any adjustment or readjustment of the Conversion Price, the Company Price, the Company, at its sole expense, shall promptly compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificates showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A-2


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

     Preferred Shares at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Common Shares issued or sold or deemed to have been issued or sold, (ii) the number of Additional Common Shares issued or sold or deemed to be issued or sold, (iii) the Conversion Price in effect after such adjustment or readjustment, and (iv) the number of Common Shares and the type and amount, if any, of other property which would be received upon conversion of the Series A-2 Preferred Shares after such adjustment or readjustment.

          (h) Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to the Conversion Price or the number or character of the Series A-2 Preferred Shares as set forth herein, the Company shall give notice to the holders of the Series A-2 Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of Series A-2 Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

     4.4 Fractional Shares. No fractional Common Shares shall be issued upon conversion of any Series A-2 Preferred Share. All Common Shares (including fractions thereof) issuable upon conversion of more than one Series A-2 Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after such aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Fair Value of a Common Share on the date of conversion.

     4.5 Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series A-2 Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series A-2 Preferred Shares. If at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series A-2 Preferred Shares, in addition to such other remedies as shall be available to the holder of such Series A-2 Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to its Memorandum and Articles of Association.


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

     4.6 Notices. Any notice required by the provisions of this Article 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not sent during such normal business hours, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record of Series A-2 Preferred Shares at the address of such holder appearing on the books of the Company.

     4.7 Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Common Shares upon conversion of Series A-2 Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Common Shares in a name other than that in which the Series A-2 Preferred Share so converted were registered.

     4.8 No Impairment. The Company will not, by amendment of its Memorandum and Articles of Association or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Annex by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 4 and in the talking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A-2 Preferred Shares against impairment.

ARTICLE 5 NO REISSUANCE OF SERIES A-2 PREFERRED SHARES.

     No Series A-2 Preferred Share acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

ARTICLE 6 REDEMPTION.

     Except as provided in Article 4 or as otherwise provided in agreement between the Company and holders of the Series A-2 Preferred Shares, the Series A-2 Preferred Shares shall not be redeemable.


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